Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated January 6, 2014

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative, call 1-877-369-4617 or submit a request.

JGBD ETN — PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBS ETN — PowerShares DB Inverse Japanese Govt Bond Futures ETN

JGBT ETN — PowerShares DB 3x Japanese Govt Bond Futures ETN

JGBL » Performance

PowerShares DB Japanese Govt Bond Futures ETN

JGBL ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $5,263,650 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 — 1 Year


— JGBL
$10100
$10050
$10000
$9950
$9900
$9850
$9800
$9750
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Futures ETN

Start Date: 10-December-2012
End Date: 10-December-2013
Growth $: $10066.88 (0.7%)
Value: 21.05

Market Price: 21.04
High/Low: 21.08/-
Volume: 800.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
JGBL								
Value	0.00	1.15	2.67	1.78	1.20	-	-	1.95
Market Price Returns	0.00	1.15	2.72	1.83	1.20	-	-	-
Underlying Index								
DB USD JGB Futures Index	0.02	1.38	2.90	2.16	1.64	-	-	2.40
Benchmark Indexes								

Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-1.79	-	-	-7.06
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.22	-	-	-3.88
S&P 500 Index	2.53	10.51	16.31	32.39	32.39	-	-	16.08

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

JGBD ETN PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBL ETN PowerShares DB Japanese Govt Bond Futures ETN

JGBS ETN PowerShares DB Inverse Japanese Govt

JGBT » Performance

JGBT ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $4,719,980 - As of: 12/11/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 1 Year


JGBT
$10400
$10200
$10000
$9800
$9600
$9400
$9200
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

JGBS ETN

Inverse Japanese Govt Bond Futures ETN

Start Date: 11-December-2012

End Date: 11-December-2013

Growth $: $10274.26 (2.7%)

Value: 23.60

Market Price: -

High/Low: -/-

Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1 855 329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

Quarter-end Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
JGBT								
Value	-0.04	3.53	8.40	5.56	3.85	-	-	6.31
Market Price Returns	-0.04	3.62	8.34	5.60	4.76	-	-	-
Underlying Index								
DB USD JGB Futures Index	0.02	1.38	2.90	2.16	1.64	-	-	2.40

Underlying Index								
DB USD JGB Futures Index	0.02	1.38	2.90	2.16	1.64	-	-	2.40
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-4.35	-	-	-7.27
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	-	-	-4.00
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	-	-	15.55

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

JGBD ETN

PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $50,256,284 - As of: 12/11/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 — 1 Year


— JGBD
$10500
$10250
$10000
$9750
$9500
$9250
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 11-December-2012
End Date: 11-December-2013
Growth $: $9462.95 (-5.4%)
Value: 17.27

Market Price: 17.32
High/Low: 17.40/18.31
Volume: 28,850.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
JGBD								
Value	-0.12	-4.07	-8.95	-7.63	-6.42	-	-	-7.08
Market Price Returns	0.06	-3.90	-8.16	-7.56	-6.26	-	-	-
Underlying Index								
DB USD Inverse JGB Futures	-0.02	-1.41	-2.92	-2.28	-1.83	-	-	-

Underlying Index								
DB USD Inverse JGB Futures Index	-0.02	-1.41	-2.92	-2.26	-1.83	-	-	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-4.35	-	-	-4.62
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	-	-	-1.68
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	-	-	20.99

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Deutsche Asset & Wealth Management

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Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

JGBD ETN — PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBL ETN — PowerShares DB Japanese Govt Bond Futures ETN

JGBT — PowerShares DB 3x Japanese Govt Bond

JGBS » Performance

JGBS ETN

PowerShares DB Inverse Japanese Govt Bond Futures ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $39,436,620 - As of: 12/11/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 — 1 Year



— JGBS
$10100
$10000
$9900
$9800
$9700
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

JGBT ETN

Japanese Govt Bond Futures ETN

Start Date: 11-December-2012

End Date: 11-December-2013

Growth $: $9809.08 (-1.9%)

Value: 19.01

Market Price: 18.96

High/Low: 19.01/-

Volume: 1,277.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

○ Quarter-end ⦿ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
JGBS								
Value	-0.05	-1.40	-3.11	-2.67	-2.27	-	-	-2.51
Market Price Returns	0.00	-1.40	-3.11	-2.92	-2.47	-	-	-
Underlying Index								
DB USD Inverse JGB Futures	-0.02	-1.41	-2.92	-2.28	-1.83	-	-	-

Underlying Index								
DB USD Inverse JGB Futures Index	-0.02	-1.41	-2.92	-2.28	-1.83	-	-	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index[SM]	0.00	0.00	0.00	-1.79	-4.35	-	-	-4.62
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	-	-	-1.88
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	-	-	20.99

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

JGBD ETN PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBS ETN PowerShares DB Inverse Japanese Govt Bond Futures ETN

JGBL

JGBL ETN

PowerShares DB Japanese Govt Bond Futures ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $5,263,650 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

PowerShares DB Japanese Govt Bond Futures ETN (Symbol: JGBL) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index. The PowerShares DB JGB Futures Exchange Traded Notes are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures. The ETNs are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to the month-over-month performance of the DB USD JGB Futures Index. The DB USD JGB Futures Index is intended to measure the performance of a long position in 10-year JGB Futures. The underlying assets of 10-year JGB Futures are Japan-government issued debt securities ("JGBs") with a remaining term to maturity of not less than 7 years and not more than 11 years as of their issue date and the futures contract delivery date. The returns of each ETN are obtained by combining the returns from the relevant futures index plus the returns of the TBill index, less investor fees. Investors can buy and sell the ETNs on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. The issuer has the right to redeem the ETNs at the repurchase value at any time. Investors may redeem the ETNs in blocks of no less than 50,000 securities and multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement. Redemptions may include a fee of up to $0.03

Regulatory Documents

PROSPECTUS

FACT SHEET

pricing supplement. Redemptions may include a fee of up to $0.03 per security.

JGBT
ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repuchase
- Concentration exposure
- Credit risk of the issuer
- Issuer call right
- Lack of liquidity

Benefits

- Unleveraged long notes
- Relatively low cost
- Intraday access
- Listed

JGBL Profile

Inception Date: 03/22/2011

ETN Price at Initial Listing: $20.00

Maturity Date: 3/31/2021

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.50%

Intraday Intrinsic Value Symbol: JGBLIV

Ticker: JGBL

CUSIP: 25154W308

JGBL Financial Details

As of 10-Dec-2013 11:15 AM

Last Trade: $21.04	Bid: Not Available	Ask: Not Available
Open: Not Available	High: Not Available	Low: Not Available

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Indicative Intra-day Value: $21.07

Indicative Intra-day Value: $21.07

Last End of Day Value: $21.05

Last End of Day Date: 12/10/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns Growth of $10,000 »

As of Nov 2013

JGBL	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	0.00	1.15	2.67	1.20	-	-	1.95

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

Index Ticker: DBBNJGBL

Component	Contract Date	Weight

Component	Contract Date	Weight %
JPN 10Y BOND FUTURE	11-Mar-2014 / MAR4	100.00

JGBL News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

JGBD ETN — PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBL ETN — PowerShares DB Japanese Govt Bond Futures ETN

JGBT

JGBT ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

Prospectus Fact Sheet

Total Notes Outstanding: $4,720,020 - As of: 12/12/2013

Overview | Performance | News | Related Materials | FAQ

Regulatory Documents

PROSPECTUS

FACT SHEET

The PowerShares DB 3x Japanese Govt Bond Futures ETN (Symbol: JGBT) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures ETNs provide investors with a leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index. The PowerShares DB JGB Futures Exchange Traded Notes are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures. The ETNs are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to the month-over-month performance of the DB USD JGB Futures Index. The DB USD JGB Futures Index is intended to measure the performance of a long position in 10-year JGB Futures. The underlying assets of 10-year JGB Futures are Japan-government issued debt securities ("JGBs") with a remaining term to maturity of not less than 7 years and not more than 11 years as of their issue date and the futures contract delivery date. The returns of each ETN are obtained by combining the returns from the relevant futures index plus the returns of the TBill index, less investor fees. Investors can buy and sell the ETNs on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. The issuer has the right to redeem the ETNs at the repurchase value at any time. Investors may redeem the ETNs in blocks of no less than 50,000 securities and multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement. Redemptions may include a fee of up to $0.03

Futures ETN

PowerShares DB Inverse Japanese Govt Bond Futures ETN

blocks of no less than 50,000 securities and multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement. Redemptions may include a fee of up to $0.03 per security. Leveraged ETNs are not suitable for all investors.

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Credit risk of the issuer
- Issuer call right
- Lack of liquidity

Benefits

- Leveraged long notes
- Relatively low cost
- intraday access
- listed

JGBT Profile

Inception Date: 03/22/2011

ETN Price at Initial Listing: $20.00

Maturity Date: 3/31/2021

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.95%

Intraday Intrinsic Value Symbol: JGBTIV

Ticker: JGBT

CUSIP: 25154W209

JGBT Financial Details

As of 10-Dec-2015 09:31 AM

Last Trade:	Bid:	Ask:
$23.56	$23.43	$23.47
Open:	High:	Low:
Not Available	Not Available	Not Available

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Indicative Intra-day Value: $23.60

Last End of Day Value: $23.60

Last End of Day Date: 12/12/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns | Growth of $10,000 »

As of Nov 2013

JGBT	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	-0.04	3.53	8.40	3.85	-	-	6.31

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

About the Note's Index

Last Updated 12/12/2013

Index Ticker: DBBNJGBL

Component	Contract Date	Weight %
JPN 10Y BOND FUTURE	11-Mar-2014 / MAR4	100.00

JGBT News & Press Releases

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

JGBT News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

JGBD

JGBD ETN

PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $50,395,960 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

The PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN (Symbol: JGBD) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures ETNs provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index. The PowerShares DB Inverse JGB Futures Exchange Traded Notes are based on the DB USD Inverse JGB Futures Index (the "Short JGB Futures Index"), which is intended to measure the performance of a short position in 10-year JGB Futures. Leveraged inverse ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

FACT SHEET

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase

Benefits

- Leveraged short notes
- Relatively low cost
- Intraday access
- Listed

Non-principal protected

Leveraged losses

Subject to an investor fee

Limitations on repurchase

Concentrated exposure

Credit risk of the issuer

Issuer call right

Lack of liquidity

- Leveraged short notes
- Relatively low cost
- Intraday access
- Listed

JGBD Profile

Inception Date: 11/08/2011

ETN Price at Initial Listing: $20.00

Maturity Date: 11/30/2021

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.95%

Intraday Intrinsic Value Symbol: JGBDIV

Ticker: JGBD

CUSIP: 25154P188

JGBD Financial Details

As of 11-Dec-2013 03:54 PM

Market Price: $17.33

Change: $0.01

Notes Outstanding: 2.9MM

Volume: 149,043

Pricing Snapshot

Current Pricing

52 Week

Indicative Value

Indicative Intra-day Value: $17.27

Last End of Day Value: $17.32

Last End of Day Date: 12/10/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of Nov 2013

Growth of $10,000 »

JGBD	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	-0.12	-4.07	-8.95	-6.42	-	-	-7.08

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

Index Ticker: DBBNJGBS

Component	Contract Date	Weight %
JPN 10Y BOND FUTURE	11-Mar-2014 / MAR4	-50.00
JPN 10Y BOND FUTURE	11-Dec-2013 / DEC3	-50.00

JGBD News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

JGBD ETN — PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBL ETN — PowerShares DB Japanese Govt Bond Futures ETN

JGBS

JGBS ETN

PowerShares DB Inverse Japanese Govt Bond Futures ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $39,473,348 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

The PowerShares DB Inverse Japanese Govt Bond Futures ETN (Symbol: JGBS) is part of the PowerShares DB Inverse JGB Futures ETN collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes provide investors with a way to take a short or leveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index. The PowerShares DB Inverse JGB Futures Exchange Traded Notes are based on the DB USD Inverse JGB Futures Index (the "Short JGB Futures Index"), which is intended to measure the performance of a short position in 10-year JGB Futures. Inverse ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

FACT SHEET

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentration exposure

Benefits

- Unleveraged short notes
- Relatively low cost
- Intraday access
- Listed

PowerShares DB 3x Japanese Govt Bond Futures ETN

Concentration exposure

Credit risk of the issuer

Issuer call right

Lack of liquidity

JGBS Profile

Inception Date: 11/08/2011

ETN Price at Initial Listing: $20.00

Maturity Date: 11/30/2021

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.50%

Intraday Intrinsic Value Symbol: JGBSIV

Ticker: JGBS

CUSIP: 25154P170

JGBS Financial Details

As of 11-Dec-2013 03:38 PM

52 Week High: $21.70

52 Week Low: $18.95


20
0
Jan '13
May '13
Sep '13

Pricing Snapshot

Current Pricing   52 Week

Indicative Value

Indicative Intra-day Value: $19.01

Last End of Day Value: $19.02

Last End of Day Date: 12/10/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of May 2013

Growth of $10,000 »

JGBS	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception

JGBS	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	-0.05	-1.40	-3.11	-2.27	-	-	-2.51

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

Index Ticker: DBBNJGBS

Component	Contract Date	Weight %
JPN 10Y BOND FUTURE	11-Mar-2014 / MAR4	-50.00
JPN 10Y BOND FUTURE	11-Dec-2013 / DEC3	-50.00

JGBS News & Press Releases

JGBS News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in 10-year JGB futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions, each in the U.S. or Japan.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Last End of Day Value: $17.34

Last End of Day Date: 12/19/2013

Delayed Data source: **www.reuters.com** (Data delayed 15 minutes)

Growth of $10,000 | Returns »



JGBD
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year



Index
JGBD
2.5
0
-2.5
-5
-7.5
-10
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 18.69
End Date: 7-January-2013	Market Price: 18.78
Repurchase Value %: 0.81%	High/Low: 18.84/18.77
Index Level %: 0.28%	Volume: 12,692.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative, call 1-877-369-4617 or submit a request.

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History   1 Year



JGBD
19
18.5
18
17.5
17
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 17.34

Value: 17.34
Market Price: 17.27
High/Low: 17.35/18.60
Volume: 43,175.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Indicative Intra-day Value: $21.03

Last End of Day Value: $21.04

Last End of Day Date: 12/19/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »


JGBL
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

JGBD ETN — PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBS ETN — PowerShares DB Inverse Japanese Govt Bond Futures ETN

JGBT ETN — PowerShares DB 3x Japanese Govt Bond Futures ETN

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year



Index
JGBL
2
1
0
-1
-2
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 21.04
End Date: 19-December-2013	Market Price: -
Repurchase Value %: 1.20%	High/Low: -/-
Index Level %: 1.66%	Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

JGBD ETN — PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBS ETN — PowerShares DB Inverse Japanese Govt Bond Futures ETN

JGBT ETN — PowerShares DB 3x Japanese Govt Bond Futures ETN

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year



JGBL
21.1
21
20.9
20.8
20.7
20.6
20.5
20.4
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 21.04

Value: 21.04
Market Price: -
High/Low: -/-
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »


JGBS
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

PowerShares DB Japanese Govt Bond Futures ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year



Index
JGBS
1
0
-1
-2
-3
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 19.03
End Date: 19-December-2013	Market Price: 19.04
Repurchase Value %: -2.31%	High/Low: 19.08/19.52
Index Level %: -1.86%	Volume: 18,907.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

JGBD ETN — PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBL ETN — PowerShares DB Japanese Govt Bond Futures ETN

JGBT ETN — PowerShares DB 3x Japanese Govt Bond Futures ETN

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year


JGBS
19.6
19.4
19.2
19
18.8
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 19.03

Value: 19.03
Market Price: 19.04
High/Low: 19.08/19.52
Volume: 18,907.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000 Returns »


JGBT
10k
5k
0k
Mar '13
Jul '13
Nov '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

Index Ticker: DBBNJGBL

Component	Contract Date	Weight

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Performance

Repurchase Value % 1 Year


Index
JGBT
4
2
0
-2
-4
-6
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 22.66
End Date: 26-August-2013	Market Price: 22.69
Repurchase Value %: 0.27%	High/Low: 22.69/22.69
Index Level %: 0.33%	Volume: 100.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

JGBD ETN
PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBL ETN
PowerShares DB Japanese Govt Bond Futures ETN

JGBS ETN
PowerShares DB Inverse Japanese Govt Bond Futures ETN

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year


JGBT
23.5
23
22.5
22
21.5
21
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 23.50

Value: 23.50
Market Price: -
High/Low: -/22.59
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.